AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 2004

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

NEVADA	86-0933274
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Global Entertainment Corporation

4909 E. McDowell, Suite 104, Phoenix, Arizona 85008-4293

(Address of Principal Executive Offices) (Zip Code)

GLOBAL ENTERTAINMENT CORPORATION

2000 LONG-TERM INCENTIVE PLAN

(Full Title of the Plan)

Richard Kozuback

President and Chief Executive Officer

Global Entertainment Corporation

4909 E. McDowell, Suite 104

Phoenix, Arizona 85008-4293

(Name and Address of Agent For Service)

(480) 994-0772

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, $0.001 par value	750,000	$3.50	$2,625,000	$332.59

(1)	In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(2)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the prices at which the options may be exercised.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to participants in accordance with Form S-8 and Rule 428 under the Securities Act of 1933 (the “Securities Act”). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents have been filed by Global Entertainment Corporation (the “Registrant”) with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Prospectus, dated February 13, 2004, filed pursuant to Rule 424(b) under the Securities Act;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the filing of the Prospectus referred to in (a) above; and

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, dated March 19, 2004.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES. Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Subsection 2 of Section 78.7502 of Chapter 78 of the Nevada Revised Statutes (the “NRS”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or that, with respect to any criminal action or proceeding, he had reasonable cause to believe his actions were unlawful.

Subsection 2 of Section 78.7502 of the NRS empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards to those described above expect that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought, or other court of competent jurisdiction, determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the NRS further provides that to the extent a person acting in the capacities set forth above has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Section 78.751 of the NRS provides that any indemnification provided for by Section 78.7502 of the NRS (by court order or otherwise) shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.7502.

Article IX of the Registrant’s Bylaws reflect these indemnification provisions. Article IV of the Registrant’s Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by the NRS, no director or officer of the Registrant shall be personally liable to the Registrant or any of its stockholders for damages for any breach of fiduciary duty as a director or officer.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of Global Entertainment Corporation, incorporated by reference to Exhibit 3.1 of the Registrants’s Registration Statement on Form S-4 (No. 333-109192), as filed with the Commission on September 26, 2003.

4.2	Bylaws of Global Entertainment Corporation, incorporated by reference to Exhibit 3.2 of the Registrants’s Registration Statement on Form S-4 (No. 333-109192), as filed with the Commission on September 26, 2003.

4.3	Global Entertainment Corporation 2000 Long-Term Incentive Plan, incorporated by reference to Exhibit 10.1 of the Registrants’s Registration Statement on Form S-4 (No. 333-109192), as filed with the Commission on September 26, 2003.

4.4	Amendment to the Global Entertainment Corporation 2000 Long-Term Incentive Plan, incorporated by reference to Exhibit 10.2 of the Registrants’s Registration Statement on Form S-4 (No. 333-109192), as filed with the Commission on September 26, 2003.

5	Opinion of Snell & Wilmer L.L.P.

23.1	Consent of Semple & Cooper LLP

23.2	Consent of Snell & Wilmer L.L.P. (included as part of Exhibit 5).

24	Power of Attorney (included in signature page).

ITEM 9. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section

15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 26, 2004.

GLOBAL ENTERTAINMENT CORPORATION, a Nevada corporation

By:	/s/ Richard Kozuback

Richard Kozuback President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Global Entertainment Corporation hereby severally constitute and appoint Richard Kozuback and Philip LaJoie, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names and in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Global Entertainment Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date

/s/ RICHARD KOZUBACK Richard Kozuback	Director, President and Chief Executive Officer (Principal Executive Officer)	March 26, 2004

/s/ PHILIP LAJOIE Philip LaJoie	Chief Accounting Officer (Principal Financial and Accounting Officer)	March 26, 2004

/s/ JAMES TRELIVING James Treliving	Director and Chairman of the Board	March 26, 2004

/s/ GEORGE MELVILLE George Melville	Director and Secretary	March 26, 2004

/s/ TERRY S. JACOBS Terry S. Jacobs	Director	March 26, 2004

/s/ DONALD R. HEAD Donald R. Head	Director	March 26, 2004

/s/ MICHAEL L. HARTZMARK, PH.D. Michael L. Hartzmark, Ph.D.	Director	March 26, 2004

/s/ MARK SCHWARTZ Mark Schwartz	Director	March 26, 2004

EXHIBIT INDEX

Exhibit Number	Description	Page or Method of Filing

4.1	Amended and Restated Articles of Incorporation of Global Entertainment Corporation	Incorporated by reference to Exhibit 3.1 of the Registrants’s Registration Statement on Form S-4 (No. 333-109192), as filed with the Commission on September 26, 2003

4.2	Bylaws of Global Entertainment Corporation	Incorporated by reference to Exhibit 3.2 of the Registrants’s Registration Statement on Form S-4 (No. 333-109192), as filed with the Commission on September 26, 2003

4.3	Global Entertainment Corporation 2000 Long-Term Incentive Plan	Incorporated by reference to Exhibit 10.1 of the Registrants’s Registration Statement on Form S-4 (No. 333-109192), as filed with the Commission on September 26, 2003

4.4	Amendment to the Global Entertainment Corporation 2000 Long-Term Incentive Plan	Incorporated by reference to Exhibit 10.2 of the Registrants’s Registration Statement on Form S-4 (No. 333-109192), as filed with the Commission on September 26, 2003

5	Opinion of Snell & Wilmer L.L.P.	Filed herewith

23.1	Consent of Semple & Cooper LLP	Filed herewith

23.2	Consent of Snell & Wilmer L.L.P.	Included in Exhibit 5

24	Power of Attorney	Included in signature page